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                                                                     Exhibit 4.6

                       ACKNOWLEDGMENT OF PROPERTY MANAGER

     THIS ACKNOWLEDGMENT OF PROPERTY MANAGER is entered into as of the 30th day of March, 2007, by RAMCO-GERSHENSON, INC., a Michigan corporation (the "Property Manager"), with its address at 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334, to and for the benefit of JPMORGAN CHASE BANK, N.A., a national banking association ("Lender").

     A. RAMCO JACKSONVILLE LLC, a Delaware limited liability company, having its principal place of business at 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334 (the "Borrower"), has borrowed the sum of $110,000,000 from Lender as evidenced by Borrower's execution of an Amended and Restated Fixed Rate Note (the "Note") payable to the order of Lender, secured by the lien of a certain Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith (herein called the "Mortgage") covering, among other things, certain property known as River City Marketplace located in Jacksonville, Florida, as more particularly described therein (the "Property").

     B. Property Manager has entered, or will enter, into a property management agreement (the "Contract") with Borrower, a true, correct and complete copy of which is attached hereto as Exhibit A, providing for the performance by Property Manager of certain management obligations more particularly described therein with respect to the management and operation of the Property.

     C. Pursuant to the Mortgage, Borrower has collaterally transferred to Lender all of Borrower's right, title and interests under the Contract.

     D. Lender has requested, and Property Manager has agreed, to subordinate any rights to payment under the Contract to Lender's liens more particularly described in the Mortgage and Loan Documents (as that term is defined in the Note).

     NOW, THEREFORE, in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Property Manager hereby represents, warrants and agrees with Lender as follows:

     1. Property Manager hereby agrees that the Contract, all rights, interests and privileges of Property Manager thereunder, and all management fees and other payment obligations of Borrower to Property Manager for services rendered by Property Manager for the management and operation of the Property, as such services are more particularly described in the Contract, are hereby subordinated to the Loan Documents and the liens in favor of Lender provided for therein, and to all rights of Lender to receive payment from Borrower under the Note and all other amounts which may be due Lender under the Loan Documents. Property Manager recognizes and agrees that so long as the Note is being paid in strict accordance with its terms and all other requirements of the Loan Documents are being satisfied and no Event of Default (as that term is defined in the Note) has occurred and is continuing or will by virtue of payments to Property Manager occur, Property Manager shall, subject to the requirements of the Loan Documents, including any such requirements governing management and application of

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Property and Borrower revenues and cash flow, be entitled to receive payments provided for under the Contract in accordance with the terms thereof. Property Manager hereby releases, discharges and waives any and all liens, claims, demands of any kind or nature, against the Property, either now or in the future, arising from the services provided by Property Manager for the management and operation of the Property.

     2. In the event that Borrower defaults under the terms of the Contract, Property Manager agrees that before exercising any rights or remedies with respect thereto, it will notify Lender of such default. Upon Lender's request, Property Manager will continue to perform under the Contract until such time as Lender may elect to terminate the Contract. Property Manager agrees that it shall not be entitled to receive any management fee or other fee, commission or other amount payable under the contract or otherwise for and during any period of time that any Event of Default has occurred and is continuing; provided, however, that (i) if Property Manager is not paid any management or other fee during the occurrence and continuance of an Event of Default, Property Manager shall be entitled upon thirty (30) days notice to Lender to terminate the Contract and this Acknowledgement of Property Manager and (ii) Property Manager shall not be obligated to return or refund to Lender any management fee or other fee, commission or other amount already received by Property Manager prior to the occurrence of the Event of Default, and to which Property Manager was entitled under paragraph 1 above. In all events, Property Manager recognizes that the maximum amount that shall be due and payable under the Contract is the amount stated therein (such amount being adequate to complete the services called for in the Contract), and that Property Manager will not claim any incidental, consequential, or exemplary damages of any nature as a condition to completing its performance under the Contract.

     3. In the event that (a) Property Manager becomes insolvent, or (b) an Event of Default occurs and is continuing, (c) Property Manager defaults under the terms of the Contract beyond any applicable notice and cure periods or (d) any other event occurs which, under the terms of the Loan Documents, entitles Lender to direct Borrower to replace Property Manager, Lender may exercise its rights under the Loan Documents and direct Borrower to terminate the Contract and to replace Property Manager with a management company acceptable to Lender in Lender's sole and absolute discretion. Upon receiving notice of any such election, Property Manager shall abide by such direction to terminate and cooperate with any replacement manager approved by Lender. No termination fee or other compensation shall be due or owing under the Contact as a result of any such termination.

     4. Without limiting the foregoing, in the event Lender forecloses or otherwise succeeds to the rights of Borrower with respect to the Property, Lender shall have the option upon written notice to Property Manager delivered within thirty (30) days following foreclosure by Lender or other acquisition of the Property by Lender, either to (i) terminate the Contract without any obligation or liability of Lender to pay the termination fees, if any; or (ii) continue the Contract in effect upon all of the terms and provisions provided in the Contract, except that Lender shall have no obligation to pay any sums due and owing under the Contract as of the date of foreclosure or other acquisition of the Property, and Lender shall have the right after it elects to continue the Contract under subparagraph (ii) hereof to terminate the Contract without cause upon thirty (30) days written notice to Property Manager without any obligation or liability of Lender to pay the termination fees, if any, provided Lender shall pay all fees due Property


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Manager for the period of service to Lender. Property Manager acknowledges and agrees with Lender that Lender has not assumed any obligations or liabilities of Borrower to Property Manager under the Contract. If Lender chooses not to continue the Contract following a foreclosure or other acquisition of the Property, the only compensation from Lender for which Property Manager shall be entitled under the Contract shall be for the period commencing with the date of such foreclosure or other acquisition and ending upon the subsequent termination by Lender of the Contract.

     5. Property Manager agrees (a) not to resign as property manager without thirty (30) days prior written notice to Lender, and (b) not to amend the Contract without Lender's prior written approval.

     6. Property Manager acknowledges and agrees that any and all rents, profits or other sums (collectively herein called "Property Proceeds") collected or received by Property Manager from the Property are subject to a security interest of Lender pursuant to the Loan Documents, and shall be collected and held by Property Manager in trust for the benefit of Borrower and Lender. Any such Property Proceeds shall be deposited into a deposit account in the name of the Property and identified on Exhibit B attached hereto. Such Property Proceeds shall be used by Property Manager for proper expenses and costs of managing and operating the Property as permitted under the Contract. Property Manager hereby disclaims any and all interests in such account and in any of the Property Proceeds. Upon written notice from Lender that (a) an Event of Default (as such term is defined in the Mortgage) has occurred under the Note and/or other Loan Documents and is continuing beyond applicable grace periods, and (b) as a result of such Event of Default, Lender has revoked Borrower's license to collect the Property Proceeds pursuant to the terms of the Assignment of Leases and Rents (part of the Loan Documents), Property Manager agrees not to pay any of the Property Proceeds to Borrower without the prior written approval of Lender, to pay the Property Proceeds in payment of the Debt (as such term is defined in the Mortgage) or to otherwise pay such Property Proceeds as instructed by Lender, and further agrees to cooperate in the establishment of a lock box for the deposit of all Property Proceeds for the benefit of Lender, if so instructed by Lender.

     7. Property Manager represents and warrants that (a) a true, correct and complete copy of the Contract is attached hereto as Exhibit A, (b) the Contract is in full force and effect and has not been modified, amended or assigned, except by the amendments or assignments attached as part of Exhibit A, (c) neither Property Manager nor Borrower is in default under any of the terms, covenants or provisions of the Contract, and Property Manager knows of no event which, with the giving of notice or the passage of time, or both, would constitute an event of default under the Contract, (d) Property Manager has no knowledge of and has not commenced any action or given or received any notice for the purpose of terminating the Contract, (e) except for the management fees due for the month of March, which are paid by Borrower in arrears, and any other fees disclosed to Lender in writing in other schedules and documents provided to Lender prior to the date hereof, all management fees, commissions and other sums due and payable to Property Manager under the Contract have been paid in full, and (f) except as disclosed on Exhibit C, Property Manager is not affiliated in any manner with Borrower or Borrower's constituent partners, members, shareholders, beneficiaries or other direct or indirect constituent owners.


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     8. This instrument shall be deemed to be a contract entered into pursuant to the laws of the state in which the Property is located, without regard to conflict of law provisions that would otherwise require the application of the laws of another jurisdiction, and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the state in which the Property is located.

     9. All notices or other written communications hereunder shall be deemed to have been properly given upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof, one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     If to Lender:

     JPMorgan Chase Bank, N.A.
     c/o ARCap Servicing, Inc.
     5221 N O'Connor Blvd., Suite 600
     Irving, Texas 75039
     Attention: Wesley Wolfe
     Facsimile No.: (972) 868-5493

     If to Property Manager:

     Ramco-Gershenson, Inc.
     31500 Northwestern Highway, Suite 300
     Farmington Hills, MI 48334
     Attn: Dennis Gershenson, President
     Facsimile: (248) 350-9925

     with a copy to:

     Honigman Miller Schwartz and Cohn LLP
     38500 Woodward Avenue, Suite 100
     Bloomfield Hills, MI 48304
     Attn: Alan M. Hurvitz, Esq.
     Facsimile: (248) 566-8455

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this paragraph 9, the term "Business Day" shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York. Any party by notice to the others may designate additional or different addresses for subsequent notices or communications.

     10. This instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the


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part of Lender or any other party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

     11. If any term, covenant or condition of this Assignment is held to be invalid, illegal or unenforceable in any respect, this Assignment shall be construed without such provision.

     12. This instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This instrument may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single agreement. The failure of any party hereto to execute this instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

     13. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

     14. This instrument shall be binding upon Property Manager and its heirs, devisees, representatives, successors and assigns, and shall inure to the benefit of and may be enforced by and binding upon Lender and its heirs, successors, legal representatives, substitutes and assigns. Property Manager shall not assign any of its rights or obligations under this instrument.

     15. This instrument is intended solely for the benefit of Lender and its heirs, successors, legal representatives, substitutes and assigns, and no third party shall have any right or interest in this instrument, nor any right to enforce this instrument against any party hereto.

                            [SIGNATURE PAGE FOLLOWS]


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     EXECUTED as of the day and year first above written.

                                        PROPERTY MANAGER:

                                        RAMCO-GERSHENSON, INC.


                                        By: /s/ Richard J. Smith
                                            ------------------------------------
                                        Name: Richard J. Smith
                                        Title: Chief Financial Officer


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Exhibit List

Exhibit A - Copy of Property Management Agreement
Exhibit B - Description and Location of Property Account
Exhibit C - Description of Affiliation between Property Manager and Borrower

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                                    EXHIBIT A

                      COPY OF PROPERTY MANAGEMENT AGREEMENT

                                 (SEE ATTACHED)

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                                    EXHIBIT B

                  DESCRIPTION AND LOCATION OF PROPERTY ACCOUNT

Bank Name:      Bank of America
Bank Location:  Boston, MA
ABA Number:     026 009 593

Account Name:   Ramco Jacksonville LLC
Account Number: 0046069 29992

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                                    EXHIBIT C

        DESCRIPTION OF AFFILIATION BETWEEN PROPERTY MANAGER AND BORROWER

Ramco-Gershenson, Inc., the property manager, is owned 100% by Ramco-Gershenson Properties, L.P. ("RGPLP"). RGPLP owns a 20% direct membership interest in Borrower.